Exhibit 23.1

CONSENT OF

FARBER & HASS, LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Remedent, Inc.

Xavier de Cocklaan 42

9831 Deurle, Belgium

We hereby consent to the inclusion in this Annual Report on Form 10-KSB/A, of our report dated May 28, 2004, except Note 2 as to which the date is January 10, 2005, relating to the financial statements of Remedent, Inc., formerly known as Remedent USA, Inc., as of March 31, 2004 and for the year then ended.

We further consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 333-71626) filed with Securities and Exchange Commission on October 15, 2001, pertaining to the 2001 Incentive and Nonstatutory Stock Option Plan, our report dated our report dated May 28, 2004, except Note 2 as to which the date is January 20, 2005, with respect to the consolidated financial statements of Remedent, Inc. included in its Annual Report Form 10-KSB/A, for the year ended March 31, 2005, filed with the Securities and Exchange Commission on or about September 29, 2005.

/s/ FARBER & HASS, LLP

Camarillo, California

September 28, 2005